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                                                                     EXHIBIT 8.2

                        [ATAG ERNST & YOUNG LETTERHEAD]


CONFIRMATION

We hereby confirm, subject to the qualifications set forth therein, the statements in the Prospectus under the caption "Certain Tax Considerations under the Laws of Switzerland" are an accurate summary of the Swiss Income tax matters described therein.


                                   ATAG Ernst & Young AG

                                   /s/ Alfred Preisig
                                   --------------------------
                                   ALFRED PREISIG
                                   Partner Tax



                                   /s/ Rosmarie Knecht
                                   --------------------------
                                   ROSMARIE KNECHT
                                   Senior Manager Tax


Zurich, Switzerland
September 29, 2000